NEWS RELEASE

MVB Bank Opens Branch Banking Location in Northern Virginia

First location for MVB Bank outside West Virginia

(FAIRMONT, WV) October 29, 2015 – MVB Bank, a wholly-owned subsidiary of MVB Financial Corp., today opened a new branch location in Reston, Virginia.  The new Reston Branch, located at 1801 Old Reston Avenue, Suite 103, marks the company’s first full service location outside of West Virginia and the fifth banking office opened this year. This new banking location will complement the five MVB Mortgage locations throughout Northern Virginia and Washington, D.C. currently.

As the first financial service center for the company in Northern Virginia, the new MVB Reston branch provides full commercial and retail banking, wealth management, mortgage lending and insurance services to clients.

Led by Regional President, Jamie Nalls, the Reston branch has a team of knowledgeable bankers to assist and offer clients a traditional personal relationship banking experience as well as the latest technological conveniences, such as automated, interactive teller systems and an intelligent, deposit-taking ATM to increase client accessibility.

"With Jamie’s leadership, relationships and more than two decades of lending experience in Northern Virginia, we have seen an immediate impact in this market, finding a significant number of lending clients eager to work with MVB and our philosophy of being a trusted partner for our clients," said Larry F. Mazza, CEO MVB Financial Corp.

“I am excited to build on my experiences in this market because we know how community banking is done and done right,” Nalls said. “Building on the successes and partnerships with Ed Dean and his team at MVB Mortgage, we have a solid foundation and the talent to offer a true relationship-centric financial services center.”

Along with leadership from Byron Schulze, Senior Vice President, Nalls noted the Northern Virginia market was primed for the introduction of a new client relationship focused financial institution.

“The best interest of the client is critical to our successes in this market and that is a core value for MVB. We have taken our time to find the very best people and talent in the market and as we open our doors today, people will see the MVB difference and it will set us apart.”

Over the last three years, MVB has completed a series of strategic initiatives to enter into the Northern Virginia market. In 2012, the company acquired Potomac Mortgage Company, now MVB Mortgage. MVB Mortgage, the bank's wholly-owned subsidiary currently operates in numerous locations including Fairfax, McLean, Ashburn, and Washington D.C. In 2014, MVB assembled an experienced and knowledgeable lending team, led by Nalls, to establish the MVB Commercial Lending Company, a loan production office serving the Northern Virginia market.

"MVB's expansion into Northern Virginia just makes sense in our growth plan and fits well with the successes of our mortgage company," Mazza said. "We've taken a very systematic approach to our growth by first building relationships in these different geographic areas and then opening up a full service financial center location that reflects the needs of our clients. This new financial services center in Reston represents a crucial key to our future expansion.”

 In 2015, MVB Bank, the SBA Community Bank of the Year in the State of West Virginia, has launched five other banking locations, including new banking offices in Fairmont, West Virginia, at the I-79 Technology Park; in downtown Charleston, West Virginia; and in two acquired locations in the Eastern Panhandle of West Virginia, just outside the Washington, D.C. metro area.

"We have built a lot of momentum in Northern Virginia through the leadership of Ed Dean, Jamie Nalls and their teams," Mazza said, “We are excited about this new Reston branch location and how it fits into our plan for the future."

 About MVB Financial Corp.

MVB Financial Corp. (OTCQB: MVBF) is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiaries, MVB Bank, Inc., MVB Mortgage and MVB Insurance, the company provides community banking, mortgage banking, insurance and wealth management services to individuals and corporate clients in the Mid-Atlantic region. Its largest subsidiary MVB Bank, with 12 locations in West Virginia, was named 2015 Community Bank of the Year by the W. Va. District Office of the U.S. Small Business Administration.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from the acquisition, by MVB Bank, Inc. ("MVB Bank"), of two branches of Susquehanna Bank in Berkeley County, West Virginia, may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which MVB Bank operates, integration factors, and the reaction to MVB Bank of Susquehanna Bank clients, which bank at the two branches that were acquired by MVB Bank;  (xii) the risk that the new investments to support the growth of MVB Insurance, LLC ("MVB Insurance") may not be fully realized or may take longer than expected due to general economic and market conditions; (xiii) diversion of management time on acquisition or diversified growth issues; and, (xiv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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